UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2015

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2015, the Registrant's indirect wholly owned subsidiary, UGI France, the parent company of AGZ Holding (the parent company of Antargaz), executed a new Senior Facilities Agreement (the "Credit Agreement") with a final maturity date of April 30, 2020 among (i) UGI France, as Borrower, Guarantor and Security Grantor, (ii) Natixis, as Facility Agent and Security Agent (the "Agent"), (iii) Barclays Bank PLC, BNP Paribas, Caisse Régionale de Crédit Agricole Mutuel de Paris et d'Ile de France, Crédit Lyonnais SA, ING Bank N.V. (acting through its French branch), Société Générale Corporate & Investment Banking, and Natixis, as Mandated Lead Arrangers, Underwriters and Bookrunners, and (iii) HSBC France, as Senior Mandated Lead Arranger. The Credit Agreement provides for a €600 million term loan and a €60 million revolving credit facility. Upon notice to the Agent, the Borrower may prepay the outstanding principal amount of a borrowing, in whole or in part, without premium or penalty.

Effective April 30, 2015, UGI International, Inc., an indirect wholly owned subsidiary of the Registrant terminated, according to its terms, the Senior Secured Bridge Facility Agreement (the "Bridge Facility Agreement"), by and among UGI International, Inc., as borrower, Credit Suisse AG, London Branch, Bank of America Merrill Lynch International Limited and Natixis, New York Branch, as mandated lead arrangers, and Credit Suisse AG, Cayman Island Branch, as agent and security agent. The Bridge Facility Agreement provided for a €300 million senior secured bridge term loan facility to provide an additional source of financing, if necessary, to fund a portion of the previously announced proposed acquisition by the Registrant's indirect wholly-owned French subsidiary, UGI Bordeaux Holding (now known as UGI France), of Totalgaz, Total's liquefied petroleum gas (LPG) distribution business in France (the "Acquisition").

The proceeds of the €600 million term loan will be used (i) to repay the outstanding balance under AGZ Holding’s and Antargaz' existing €380 million term loan pursuant to the Senior Facilities Agreement dated March 16, 2011 (as amended from time to time), which will be terminated effective upon its refinancing using the proceeds of the Credit Agreement and (ii) as a source of financing a portion of the Acquisition. The proceeds of the €60 million revolving credit facility will be used for the working capital and general corporate purposes of Antargaz and Totalgaz. UGI France does not intend to draw on either the term loan or the revolving credit facility until the closing date of the Acquisition, which is required to occur no later than June 30, 2015 pursuant to the terms of the Credit Agreement.

The obligations of UGI France under the Credit Agreement are secured by (i) a pledge of one share of Antargaz held by UGI France, (ii) a pledge over intragroup loan receivables held by UGI France, (iii) a pledge of 65% of the shares of AGZ Holding held by UGI France and (iv) an assignment of claims held by UGI France against certain third parties pursuant to the Acquisition documents. In addition, upon the closing of the Acquisition, the obligations of UGI France under the Credit Agreement will be additionally secured by a pledge of the shares of Totalgaz held by UGI France.

The obligations of Antargaz under the Credit Agreement are secured by (i) a pledge over intragroup loan receivables held by Antargaz and (ii) a pledge over trade receivables of Antargaz. In addition, upon the closing of the Acquisition, the obligations of Totalgaz under the Credit Agreement will be secured by (x) a pledge over intragroup loan receivables held by Totalgaz, and (y) a pledge over trade receivables of Totalgaz. Additionally, the obligations of Antargaz and Totalgaz under the Credit Agreement will be guaranteed by UGI France. The obligations of AGZ Holding as security grantor under the Credit Agreement are secured by (i) a pledge of the shares of Antargaz held by AGZ Holding and (ii) a pledge over intragroup loan receivables held by AGZ Holding.

The borrowings on the term loan and revolving credit facility will bear interest at a rate per annum that is the aggregate of the applicable margin and the Euribor rate, as defined in the Credit Agreement. The margin on borrowings (which ranges from 1.60% to 2.70% for the term loan and 1.45% to 2.55% for the revolving credit facility) is dependent upon UGI France's ratio of total net debt ("Total Net Debt") to earnings before interest expense, income taxes, depreciation and amortization ("EBITDA"), each as defined in the Credit Agreement. For initial interest periods and until the delivery of the compliance certificate as of the testing date ending on September 30, 2015, the borrowings will bear interest at a Euribor rate plus 2.50%.

The €600 million term loan will be repaid in three installments with the first installment of €60,000,000 due on April 30, 2018. The second installment of €60,000,000 due on April 30, 2019 and the remaining outstanding principal amount will be due on April 30, 2020.

The Credit Agreement includes usual and customary covenants for credit agreements of this type, including covenants restricting the incurrence of additional indebtedness, liens, guarantees, investments, loans and advances, payments, mergers, consolidation, payment of dividends, repayment of shareholder loans, asset transfers, transactions with affiliates, sales of assets, acquisitions and other transactions. In addition, from the closing date of the Acquisition to September 30, 2015, Antargaz must maintain a ratio of Total Net Debt to EBITDA equal to or less than 3.75 to 1 and from March 31, 2016 and thereafter a ratio of Total Net Debt to EBITDA equal to or less than 3.50 to 1.

In the event of a default, the Agent shall, at the request of, or may, with the consent of, the required financial institutions, declare the amounts outstanding under the Credit Agreement, including all accrued interest and unpaid fees, payable upon demand.

The lenders under the Credit Agreement, or their affiliates, have in the past, and may in the future, provide the Registrant and its affiliates with commercial banking, investment banking, advisory or other financial services for which they have received, and in the future may receive, customary compensation.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 regarding the termination of the Bridge Facilities Agreement and the existing Senior Facilities Agreement is hereby incorporated into Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Facility is hereby incorporated into Item 2.03(a) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

May 6, 2015	By:	/s/ Kirk R. Oliver

Name: Kirk R. Oliver
Title: Chief Financial Officer